Exhibit 13.1

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

     The certification set forth below is being submitted in connection with amendment No. 1 to the annual report of ABN AMRO Holding N.V. on Form 20-F/A filed with the Securities and Exchange Commission on the date hereof (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Rijkman Groenink, the Chairman of the Managing Board and Tom de Swaan, the Chief Financial Officer of ABN AMRO Holding N.V., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ABN AMRO Holding N.V.

Date: August 28, 2003

By:	/s/ Rijkman Groenink
Name: Title:	Rijkman Groenink Chairman of the Managing Board

By:	/s/ Tom de Swaan
Name: Title:	Tom de Swaan Chief Financial Officer